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                                                                    Exhibit 12.1

                              THE GSI GROUP, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                            (Dollars in Thousands)

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
                                                                       Year ended December 31,
                                          ----------------------------------------------------------------------------------
                                               1996              1997             1998              1999             2000
                                          ------------      ------------      -----------       -----------       ----------
Income (Loss) from continuing
  operations.........................     $     11,638      $     14,931      $    (1,183)      $    (3,677)      $    4,629
                                          ============      ============      ===========       ===========       ==========
Add Fixed Charges:
Interest expense on borrowings and
 amortization of deferred
 financing costs.....................            3,590             6,174           12,946            14,768           14,996
Interest portion of rent expense.....              432             1,164              955               750              707
                                          ------------      ------------      -----------       -----------       ----------
                                                 4,022             7,338           13,901            15,518           15,703
                                          ============      ============      ===========       ===========       ==========

Adjusted Earnings....................           15,660            22,269           12,718            11,841           20,332
                                          ============      ============      ===========       ===========       ==========

Ratio of Earnings to Fixed
 Charges.............................             3.89x             3.03x            0.91x             0.76x            1.29x
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